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                                                                Exhibit 99.14(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Combined Prospectus/Proxy Statement and Statement of Additional Information constituting parts of this registration statement on Form N-14 (the "N-14 Registration Statement") of our report dated February 17, 2003, relating to the financial statements and financial highlights which appears in the December 31, 2002 Annual Report to Shareholders of Salomon Brothers Variable Investors Fund (one of the portfolios constituting Salomon Brothers Variable Series Funds Inc), which is also incorporated by reference into the N-14 Registration Statement. We also consent to the references to us under the headings "Financial Statements", "Experts" and "Independent Accountants" in the Combined Prospectus/Proxy Statement and to the references to us under the headings "Financial Highlights", "Experts" and "Independent Accountants" in the N-14 Registration Statement.

PricewaterhouseCoopers LLP
/s/ PricewaterhouseCoopers LLP

New York, New York
December 19, 2003